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                                                 Private Client Group

                                                 MERRILL LYNCH BUSINESS
                                                 FINANCIAL SERVICES INC.
                                                 33 West Monroe Street
                                                 22nd Floor
                                                 Chicago, Illinois 60603
                                                 312/845-1020
[LOGO]                                           FAX 312/845-9093

                                                 July 10, 1997

Mr. Allen Bonnifield, Jr.
Medical Resources Management, Inc. d/b/a MRM, Inc.
932 Grand Central
Glendale, CA 91201

    RE: TERM WCMA LOAN APPROVAL

Dear Mr. Bonnifield, Jr.,

As I believe you know, we have approved the request of Medical Resources Management, Inc. d/b/a MRM, Inc. ("Customer") for a Term Loan upon the terms and conditions set forth in the enclosed documents ("Loan Documents").

For your information, the following are some of the principal terms of the approval:

LOAN PURPOSE: The purpose of the Loan is to refinance Customer's Term Loan And Security Agreement Nos. 9503551501 and 9606550201 and WCMA Note, Loan And Security Agreement No. 208-07K26, to finance new equipment as evidenced by invoices and to provide Customer with additional working capital.

MAXIMUM LOAN AMOUNT: An aggregate amount equal to the lesser of (i) 100% of the amount necessary to satisfy the Loan Purpose, or (ii) $2,000,000.00.

MAXIMUM NUMBER OF ADVANCES ON ACCOUNT OF THE LOAN: 3.

MINIMUM AMOUNT OF EACH ADVANCE: $100,000.00.

ADVANCE PERIOD: Until the first to occur of the date of funding the final permitted advance, or September 30, 1997 (the "Conversion Date").

TERM: 5-years from the first day of the calendar month immediately following the Conversion Date.

INTEREST RATE: Variable at a per annum rate equal to the sum of 2.70% and the "30-Day Commercial Paper Rate" (as published in THE WALL STREET JOURNAL), based upon actual days elapsed over a 360-day year.

COMMITMENT FEE: $10,000.00.

Please refer to the Loan Documents for a complete description and statement of the terms of the Term WCMA Loan.

In addition to conditions set forth in the Loan Documents, our approval is subject to:

(a) The valid subscription and continued maintenance by Customer of a Working Capital Management Account with Merrill Lynch, Pierce, Fenner and Smith Incorporated for use in connection with the WCMA Line of Credit, which subscription and maintenance shall be evidenced on Merrill Lynch's computer system.

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(b) Our receipt of all of the Loan Documents together with any additional documents contemplated thereby or otherwise reasonably required by us, all of which shall be duly executed and, if applicable, recorded, and all of which shall be in form and substance satisfactory to us.

(c) Acceptance by us in writing of the executed Loan Documents at our office in Chicago after review and a final determination by us of the consistency of the Loan Documents with our original internal credit approval. (Without limiting the foregoing, it should be understood that prior to such acceptance we are not bound by any clerical or other errors in or omissions from the Loan Documents.)

(d) Our continuing satisfaction with the financial condition of Customer and each guarantor of Customer's obligations to us.

(e) There not occurring any event which under the terms of the Loan Documents would constitute an Event of Default.

(f) Evidence satisfactory to us of the perfection and priority of any liens required by us in the Loan Documents.

(g) Our receipt of a Certificate of Insurance satisfactory to us evidencing a policy or policies of physical damage insurance on the tangible collateral described in the Loan Documents, and providing that losses shall be payable to us as our interests may appear pursuant to a Lender's Loss Payable Endorsement, and that we shall receive not less than 10 days prior notice of any cancellation or material amendment.

IN ADDITION TO THE FOREGOING, OUR APPROVAL IS SUBJECT TO OUR RECEIPT (WHERE APPLICABLE) AND SATISFACTION WITH THE FOLLOWING:

1) A COPY OF THE WRITTEN AGREEMENT OF PAYMENT TERMS BETWEEN THE IRS AND PULSE MEDICAL PRODUCTS, INC.; AND

2)  EVIDENCE OF CUSTOMER'S CORPORATE STATUS IN THE STATE OF CALIFORNIA.

Our approval will remain open subject to said conditions until August 11, 1997, after which time it shall be void.

NOTE THAT AS SET FORTH ABOVE THE LOAN DOCUMENTS REQUIRE A LOAN COMMITMENT FEE OF $10,000.00. IF THIS FEE HAS NOT YET BEEN PAID, PLEASE INCLUDE YOUR CHECK FOR $10,000.00 AT THE TIME YOU RETURN THE EXECUTED LOAN DOCUMENTS. NOTE FURTHER THAT UNDER THE TERMS OF THE LOAN DOCUMENTS CUSTOMER IS RESPONSIBLE FOR UCC FILING AND SEARCH FEES AND EXPENSES.

To assist you in completing the Loan Documents, we have affixed a "Sign Here" RED ARROW to each page requiring a signature, and have penciled an "x" in front of each signature line.

In order to minimize signature requirements, we normally seek only one copy of each of the Loan Documents. After the Loan has been funded, we will return a fully executed duplicate copy for your records.

If you have any questions about our approval or the structure or terms of the facility, please call Lisa Kroll at (312) 269-4448. If you have any questions about the Loan Documents, please call me at (312) 269-4432.

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Very truly yours,

MERRILL LYNCH BUSINESS
FINANCIAL SERVICES INC.


By:
    ----------------------------------------
    Wendy L. Merkle
    Division Documentation Administrator


cc:  Nick Zappia
     Lisa Kroll